July 3, 1997


Noesis Capital Corp.
1801 Clint Moore Road
Boca Raton, FL 33487

Dear Sirs:

          PSI Industries, Inc., a Florida corporation (the "Company"), hereby confirms its agreement with you (the "Placement Agent") as follows:

          1. DESCRIPTION OF TRANSACTION. Company proposes to issue and sell
             --------------------------
through the Placement Agent, in a transaction (the "Offering") exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"), to persons meeting certain criteria for "Accredited Investor" status and other qualified investors (collectively, the "Investors") (as more fully described in the private placement memorandum and exhibits thereto (the "Memorandum")), a maximum of 700,000 shares (the "Shares") of the Company's Series A Convertible Preferred Stock (the "Preferred Stock"), on a "best efforts" basis. The Preferred Stock will be sold in units (the "Units-"), each Unit consisting of 1000 Shares of Preferred Stock, at a purchase price of $30,000 per Unit. Each Share of Preferred Stock will be convertible at the option of the holder into ten (10) shares of the Company's common stock (the "Common Stock"). The conversion price is subject to adjustment in the event that the average of the Company's earnings per share for its fiscal years of 1997 and 1998, on a fully diluted basis, is less than $.20 per share, in which case the conversion price shall be reduced to a rate that equals 15 times the Company's actual earning per share for the same period; provided, however, that in no event shall the conversion price be reduced below $2.50. At any time after one year from the date of issuance, the Company can require that all outstanding shares of Preferred Stock be automatically converted at the conversion price then in effect if at the time (i) the closing bid price of the Company's Common Stock has exceeded $7.50 for 20 consecutive trading days, (ii) the Company's Common Stock has been listed on the Nasdaq or such other comparable national stock exchange and (iii) a registration statement covering the shares of Common Stock issuable upon conversion of the Preferred Stork has been filed with the Securities and Exchange Commission and declared effective. The full terms of the Offering and the Shares is more fully described in the Memorandum. Capitalized terms not defined herein shall have the meaning set forth in the Memorandum.

         2. APPOINTMENT OF THE PLACEMENT AGENT. The Company hereby appoints the
            ----------------------------------
Placement Agent as its exclusive agent to offer and sell the Units to Investors on a "best efforts" basis, subject to the earlier termination of the Offering as provided herein. The Offering shall terminate on the earliest of (i) September 30, 1997, Subject to extension until December 31, 1997 by the Company and the Placement Agent in their sole discretion), (ii) the date all of the Units are sold; or (iii) such earlier date as determined by the Company and the Placement Agent. The Placement Agent, on the basis of the representations, warranties, covenants and agreements of the Company, and subject to the conditions contained herein, accepts such appointment and agrees to use its best efforts to sell the Units. It is understood that the Placement Agent has no commitment to sell the Units other than to use its best efforts.

         3. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the
            -------------------------------------
representations and warranties, contained herein, and subject to the term and conditions set forth herein, the parties agree that:

            (a) REGULATION D OFFERING. Neither the offer nor the sale of the
                ---------------------
         Shares has been or will be registered with the Securities and Exchange Commission. The Shares will be offered and sold in reliance upon the exemption from registration provided by Regulation D ("Reg D") adopted under the 1933 Act, and will only be sold to "Accredited Investors" as such term is defined under Reg D and other qualified investors; the Shares will be offered for sale only in states in which the Shares have been qualified or registered for sale or are exempt from such qualification or registration; and the Company will provide the Placement Agent for delivery to all offerees and purchasers and their representatives, if any, with any information, documents and instruments which the Placement Agent and the Company deem necessary to comply with the rules, regulations and judicial and administrative interpretations concerning compliance with applicable state and federal statues and regulations.

            (b) SUBSCRIPTION FOR SHARES. Subscription for the Shares shall occur
                -----------------------
         by execution and delivery by the Investor of a subscription agreement (the "Subscription Agreement") in the form annexed to the Memorandum;

            (c) DISTRIBUTION OF PROCEEDS, CLOSING; TERMINATION OF OFFERING. The
                ----------------------------------------------------------
         proceeds of the Offering will be deposited into an account designated by the Company for purposes of this Offering. One or more closings will occur, from time to time, at such time as a subscription is accepted by the Company and the Placement Agent. The Company shall deliver to the Placement Agent on each Closing Date, on behalf of the Subscribers, the certificates evidencing the Shares against payment therefor, after deducting the amounts set forth in Section 4 below.

            (d) REGISTRATION OF SHARES. The Shares of Preferred Stock are
                ----------------------
         convertible into shares of Common Stock of the Company, at the conversion price and in accordance with the terms set forth in the Memorandum. The Company shall grant the investors in the Offering "piggyback" registration rights entitling the holders to have their Shares included in any registration statement (other than in connection with a merger or pursuant to Forms S-8 or S-4) any time from the last Closing Date for a period of three years thereafter. In addition, subject to the Placement Agent raising $1,000,000 in gross proceeds for the Company, the holders of a majority in interest of the Shares shall have the right on one occasion to demand that the Company file a registration statement with the SEC. The Company shall bear all costs and expenses incurred in the preparation and filing of such registration statements or post-effective amendment (and related state registrations, to the extent permitted by applicable, law) and furnishing of copies of the preliminary and final prospectus thereof to the Placement Agent and such holders of securities, other than expenses of the Placement Agent's counsel, and other than sales commissions incurred by the then holders with respect to the sale of such securities.

         4. COMPENSATION OF PLACEMENT AGENT. As compensation for its services
            -------------------------------
rendered as Placement Agent under this Agreement, the Placement Agent shall receive a sales commission equal to 5% of the gross proceeds from the sale of the Shares, payable by deducting the sales commission from such gross proceeds on each Closing Date, or as the proceeds are distributed to the Company. In addition, on the final Closing Date, the Company will sell to the Placement Agent or it designee, five year warrants (the "Placement Agent's Warrants") to purchase a number of shares of Common Stock, as set forth below, at an exercise price of $3.00 per share. The Placement Agent shall receive 250,000 Placement Agent Warrants in the event that the Placement Agent raises $1,800,000 in gross proceeds for the Company, which number shall be increased or decreased on a pro-rata basis in the event that it raises more or less than $1,800,000. For example, in the event that the Placement Agent raises $1,000,000 in gross proceeds, the Placement Agent shall receive 137,000 Placement Agent Warrants, and in the event that the Placement Agent raises $2,100,000 in gross proceeds, the Placement Agent shall receive 292,000 Placement Agent Warrant. The Placement Agent's Warrants will be non-transferable during the first 12 months following the Final Closing Date, except to officers or directors of the Placement Agent and to selected dealers, and may be exercised in whole or in part at any time and from time to time during the period of four years following the expiration of the one-year period of non-transferability. The Placement Agent shall have the same registration rights with respect to the Placement Agent Warrants as the holders of Shares. The Company shall bear all costs and expenses iii connection with such registration.

         5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
            ---------------------------------------------
represents and warrants to, and agrees with, the Placement Agent that:

            (a) MEMORANDUM. The Company has prepared or will promptly upon
                ----------
         execution hereof prepare a Memorandum, which may be supplemented from time to time, which contains information, accurate as of the date specified therein, of the kind specified by applicable statues and regulations. The Memorandum as of its date and at an times subsequent thereto up to and including the final Closing Date does not and will not include any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            (b) ADDITIONAL INFORMATION. The Company has provided, and shall
                ----------------------
         provide to the Placement Agent, such information, documents and instruments as may be required under Section 4(2) of the 1933 Act and Reg D.

            (c) ORGANIZATION: GOOD STANDING. The Company, and each of its
                ---------------------------
         subsidiaries, is a corporate duly organized, validly existing and in good standing under the laws of the State of Florida, with full power and authority, corporate and other, to own or lease and operate its properties and to conduct its business as described in the Memorandum and to execute, deliver and perform this Agreement, and the Placement Agent's Warrants and to consummate the transactions contemplated hereby and thereby. The Company and each of its subsidiaries (as hereinafter defined) is fully qualified to do business as a foreign corporation and is in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company.

            (d) CORPORATE AUTHORIZATION. This Agreement has been duly executed
                -----------------------
         and delivered by the Company and constitutes the valid and binding obligation of the Company, and the Placement Agent's Warrants, when executed and delivered by the Company against payment therefor will be the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws or arrangements affecting creditors' rights generally and subject to principles of equity and public policy considerations. The execution, delivery and performance of this Agreement and the Placement Agent's Warrants by the company, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with terms of this Agreement and the Placement Agent's Warrants have been duly authorized by all necessary corporate action and do not and will not. with or without the giving of notice or the lapse of time, or both: (i) result in any violation of the Articles of Incorporation or by-laws of the Company; (ii) result in a material breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to any indenture, mortgage, note, contract, commitment or other agreement or instrument to which the company is a party or by which the Company or any of its properties or assets are or may be bound or affected; (iii) violate in any material respect any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business; or (iv) have any effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate its properties and to conduct its business or the ability of the Company to make use thereof.

            (e) CAPITALIZATION. The Company has a duly authorized and
                --------------
         outstanding capitalization as set forth in the Memorandum. The outstanding shares of Preferred Stock, Common Stock, and outstanding options, warrants and other securities to purchase Common Stock, have been, or will be immediately following this Offer, duly authorized and validly issued. All such outstanding shares of Common Stock and Preferred Stock are, or will be, fully paid and nonassessable. All such outstanding options, warrants and other securities to purchase Common Stock and Preferred Stock constitute valid and binding obligations of the Company, enforceable in accordance with their terms. None of such outstanding shares of Common Stock and Preferred Stock, options or warrants to purchase Common Stock and Preferred Stock has been, or will be, issued in violation of the preemptive rights of any security holder of the Company. The Company's Articles of Incorporation does not subject the holders of such outstanding shares of Common Stock and Preferred Stock to personal liability solely by reason of being such a holder. All issuances of securities by the Company prior to the date hereof were not subject to the registration requirements of the 1933 Act, as amended, except to the extent registered thereunder, and were made in full compliance with all applicable federal or state laws, rules and regulations, and the holders thereof have no rights of rescission with respect thereto. The authorized shares of Common Stock and Preferred Stock, outstanding options, warrants and other securities to purchase Common Stock and Preferred Stock issued by the Company, conform to the description thereof contained in the Memorandum. Except as otherwise set forth in the Memorandum, no holder of any of the Company's securities has any rights, "demand," "piggyback" or otherwise, to have such securities registered or to demand the filing of a prospectus, or has any material antidilution rights with respect to securities of the Company. Except as otherwise set forth in the Memorandum, on each of the Closing Dates there will be no outstanding options or warrants for the purchase of, or other outstanding rights to purchase, Common Stock or securities convertible into Common Stock.

            (f) AUTHORIZATION OF SECURITIES. The issuance of the Shares has been
                ---------------------------
         duly authorized and, when such Shares have been duly delivered, such

         Shares will be validly issued, fully paid and nonassessable. The Shares are not subject to statutory preemptive rights, preemptive rights under the Company's Articles of Incorporation and By-laws and contractual preemptive rights of any security holder of the Company.. The certificates representing the Shares will be in proper legal form when delivered in accordance with the terms of this Agreement and the Memorandum.

            (g) NONCONTRAVENTION. The Company is not in violation of, or in
                ----------------
         default under, (i) any term or provision of its Articles of Incorporation or By-laws, (ii) any material term or provision of any financial covenants of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its properties or business is or may be bound or affected, or
         (iii) any existing applicable law, rule, regulation, judgment, order or decree of arty governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business. The Company owns, possesses or has obtained all governmental and other licenses, permits, certifications, registrations, approvals, or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as currently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing, and there are no proceedings pending or, to the best of the Company's knowledge, threatened, nor is there any basis therefor, see" to cancel, terminate or limit such licenses, permits. certifications, registrations, approvals or consents or authorizations.

            (h) LITIGATION. Except as otherwise set forth in the Memorandum,
                ----------
         there are no claims, actions, suits, proceedings, arbitrations, investigation or inquiries before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending or to the best of the Company's knowledge threatened or involving the Company or its subsidiaries or any of their respective properties or businesses (i) that are required to be disclosed in the Memorandum or the exhibits thereto in accordance with the Act and are not so disclosed, (ii) which question the validity of the capital stock of the Company, (iii) which question the validity, performance or enforceability of this Agreement or any action taken or to be taken by the Company or its subsidiaries pursuant hereto or in connection therewith, or (iv) which, if adversely determined, would have a material adverse effect on the condition, financial or otherwise, prospects, properties, businesses, net worth or results of operation of the Company or its subsidiaries; nor is there any basis for any such claim, action, suit, proceeding arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal specifically naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or business is bound or subject.

            (i) LIABILITIES. Except as otherwise set forth in the Memorandum,
                -----------
         the Company as of March 31, 1997, had no material liabilities, debts, obligations or claims asserted against it, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, but not limited to, liabilities on account of taxes. Subsequent to March 31, 1997, the Company has not incurred material liabilities or debts or obligations of any nature whatsoever other than those incurred in the ordinary course of its business.

            (j) TAXES. The Company has filed all federal tax returns in the
                -----
         United States and all state and municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or other type of taxes) required to be filed under the laws of the United States and applicable states, and has paid in full all taxes which have become due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing. Each of the tax returns heretofore filed by the Company correctly and accurately reflects the amount of its tax liability thereunder. The Company has withheld, collected and paid all other levies, assessments, license fees and taxes to the extent required and. with respect to payments. to the extent that the same have become due and payable.

            (k) CONDUCT OF BUSINESS. Since the respective dates as of which
                -------------------
         information is given in the Memorandum and except as otherwise set forth in the Memorandum, the Company has not: (a) incurred any material obligation or liability (absolute or contingent) except obligations and liabilities incurred in the ordinary course of operation of business of the Company as carried on at and prior to such date; (b) canceled, without payment in full, any notes loans or other obligations receivable or other debts or claims held by it other than in the ordinary course of business; (c) sold, assigned transferred, abandoned, mortgaged, pledged or subjected to lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement other than sales or other dispositions of goods or services in the ordinary course of business at customary terms and prices; (d) increased compensation payable to any of its officers, directors or other employees (including in the term "compensation," salaries, fringe benefits, pensions, profit participations and payments or benefits of any kind whatsoever) other than in the ordinary course of business; (e) entered into any line of business other than that conducted by it on such date or entered into any transaction not in the ordinary course of its business; (f) conducted any line of business in any manner except by transactions customary in the operation of its business as conducted on such date; or (g) declared, made or paid or set aside for payment any cash or non-cash distribution on any shares of its capital stock.

            (l) REG D QUALIFICATION. The Company has used its best efforts to
                -------------------
         ensure that the offer and sale of the Shares and of the Placement

         Agent's Warrants by the Company has satisfied, and on each of the Closing Dates will have satisfied, all of the requirements of Reg D.

            (m) INTANGIBLES. Except as disclosed in the Memorandum and the
                -----------
         exhibits thereto (i) there is no claim or action by any person pertaining to, or proceeding pending or threatened, that challenges the ownership or use by the Company or any of its subsidiaries of any patent, trademark, service mark, service name and trade name used by the Company or any of its subsidiaries in the conduct of its business; and (ii) the Company owns and has full right, title and interest in and to, or has the valid and exclusive right to, all trademarks, services marks, trade names and copyrights necessary in the conduct of its business as presently conducted, or as proposed to be conducted as described in the Memorandum and the exhibits thereto, except where such failure has not and will not have a material adverse effect on the condition, financial or otherwise, prospects, properties, business, net worth or results of operation of the Company or any of its subsidiaries.

            (n) LABOR RELATIONS. No labor problem exists with the Company's
                ---------------
         employees or is imminent which could materially adversely affect the Company.

            (o) FINANCIAL STATEMENTS. The financial statements and notes thereto
                --------------------
         contained in the Memorandum present fairly the financial position of the Company as of the respective dates thereof and the results of operations, and changes in financial position of the Company for each of the periods covered thereby. The financial statements contained in the Memorandum have been prepared m conformity with generally accepted accounting principles for unaudited financial statements, applied on a consistent basis throughout the entire periods involved.

            (p) NO ADVERSE CHANGE. Since the respective dates as of which
                -----------------
         information is given in the Memorandum, the Company has not sustained any material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, of from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Memorandum, there have not been, and prior to each of the Closing Dates there will not be, any changes in the capital stock or any material adverse change in or affecting the general affairs, management, financial condition, shareholders' equity, results of operations or prospects of the Company, otherwise than as set forth or contemplated in the Memorandum.

            (q) GOVERNMENTAL REGULATION. There are no laws, rules or
                -----------------------
         regulations, judgments, orders or decrees, required to be described in the Memorandum or the exhibits thereto other than those described therein. The statements in the Memorandum and the exhibits thereto, insofar as such statements constitute a summary of laws, rules, regulations or legal conclusions, are accurate summaries and fairly and correctly present the information called for in the Act with respect to such laws, rules, regulations or conclusions.

            (r) MATERIAL AGREEMENTS. There are no agreements. contacts or other
                -------------------
         documents or instruments required to be described in the Memorandum and the exhibits thereto other than those described in therein.

            (s) NOTE AN INVESTMENT COMPANY. The Company is not an "investment
                --------------------------
         company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as that term is defined in the investment Company Act of 1940, as amended.

            (t) VIOLATIONS OF AND DEFAULTS UNDER AGREEMENTS. Except as described
                -------------------------------------------
         in the Memorandum and the exhibits thereto, the Company and its subsidiaries are not in violation of. or breach of, or in default under
         (i) their respective Articles of Incorporation or By-laws, (ii) any material license, contract, indenture, mortgage, installment contract. deed of trust, lease, voting trust agreement, stockholders agreement, note, loan or credit agreement, other agreement or instrument to which the Company or its subsidiaries are a party, by which the Company and its subsidiaries are bound or to which any of their respective properties are subject, or (iii) any law, rule or regulation applicable to the Company or any of its subsidiaries or any of their properties, or, any judgment, decree or order of any arbitrator, court, regulatory, administrative body or other governmental agency or body having jurisdiction over the Company or its subsidiaries and their respective properties.

            (u) LICENSES AND PERMITS. Except for such licenses, permits,
                --------------------
         certificates, registrations, approvals, consents and exemptions, the absence of which would not have a materially adverse effect on the Company or its subsidiaries or their respective business and properties, the Company and its subsidiaries hold all licenses, permits, certifications, registrations, approvals, consents and franchises from all governmental or regulatory authorities, officials or agencies necessary to own or lease and operate their respective properties and to conduct their respective business as described in the Memorandum and the exhibits thereto.

            (v) NO ADVERSE CLAIM. Upon delivery to investors of certificates for
                ----------------
         the Shares being sold under this Agreement by the Company against payment therefor as provided in this Agreement, investors will acquire the shares of Preferred Stock free and clear of any "adverse claim" (as such term is used in Section 678,302(2) of the Uniform Commercial Code as in effect in the State of Florida), assuming the investors acquired such shares of Preferred Stock in good faith and without notice of any such "adverse claim".

            (w) CRIMINAL HISTORY OR BANKRUPTCY. The Company represents that
                ------------------------------
         except as disclosed in the Memorandum or otherwise disclosed to the Placement Agent, no director, executive officer, or key employee of the Company has been convicted of any felony, experienced a personal bankruptcy, or been an officer, director, or key employee of any company that during their tenure with such company experienced any bankruptcy, or bad any trustee, receiver, or conservator appointed with respect to its business or assets

         6. COVENANTS OF THE COMPANY.
            ------------------------

            (a) MEMORANDUM. The Company will furnish the Placement Agent, during
                ----------
         the Offering with as many copies of the Memorandum (and any amendments or supplements thereto) as the Placement Agent may reasonably request. if during the Offering any event occurs as a result of which the Memorandum, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made in light of the circumstances in which they were made not misleading, or if it otherwise shall be necessary to amend or supplement the Memorandum to comply with applicable law, the Company will forthwith notify the Placement Agent thereof, and furnish to the Placement Agent in such quantities as may be reasonably requested, an amendment, supplement or amended or supplemented Memorandum which corrects such statements or omissions or causes the Memorandum to comply with applicable law. No copies of the Memorandum, or any exhibit thereto, or any material prepared by the Company in connection with the Offering will be given without the prior written permission of the Placement Agent, by the Company or its counsel or by a principal or agent of the Company to any person not a party to this Agreement, unless such person is a director or principal shareholder of, or directly employed by. the Company, or unless required by law.

            (b) STATE SECURITIES REGISTRATION. The Company will provide
                -----------------------------
         Placement Agent's counsel with all information which such counsel reasonably determines to be necessary and otherwise cooperate with such counsel, to permit such counsel to take all necessary action and file all necessary forms and documents in order to qualify or register the Shares for sale under the securities laws of the states in which offers or sales will be made or to take any necessary action and file any necessary forms which are required to obtain an exemption from such qualification or registration in such jurisdictions. The Company will pay all fees and expenses of registering or qualifying the Shares for offer and sale in the applicable states, or obtaining exemptions therefrom.

         The Company will provide the Placement Agent with any additional information, documents and instruments which the Placement Agent's counsel shall determine to be necessary to comply with the rules, regulations and judicial and administration interpretation in those states and jurisdictions where the Shares are to be offered for sale or sold for delivery to all offerees and purchasers. The Company will file all post-offering forms, documents or materials and take all other actions required by states in which the Shares has been offered or sold. The Placement Agent will not make offers or sales of the Shares in any jurisdiction in which the Shares have not been qualified or registered, or are not exempt from such or registration.

            (c) USE OF PROCEEDS. The Company will apply the net Proceeds from
                ---------------
         this offering in the manner set forth in the Memorandum.

            (d) REG D COMPLIANCE. The Company will use its reasonable best
                ----------------
         efforts to determine whether an investor is qualified, and the Company will comply in all respects with the terms and conditions of Reg D and applicable state securities laws with respect to the offering and the sale of the Shares.

            (e) APPOINTMENT. Provided that the Placement Agent raises at least
                -----------
         $1,000,000 in the Offering. the Placement Agent shall have the right to designate a member of the Company's Board of Directors for a period of five (5) years from the final Closing Date. The Company will indemnify and provide liability insurance for such appointee on the same basis and pursuant to the same terms as other members of the Company's Board of Directors.

            (g) RIGHT OF FIRST REFUSAL. Provided that the Placement Agent raises
                ----------------------
         at least $1,000,000 in the Offering, the Company will grant to the Placement Agent a right of first refusal for a period of three (3) years after the final Closing Date for the underwriting of any public or private sales of securities to be made by the Company.

         7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLACEMENT AGENT.
            -----------------------------------------------------------------
The Placement Agent represents, warrants and covenants to the Company that:

            (a) DULY REGISTERED. The Placement Agent is duly registered,
                ---------------
         pursuant to the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Securities Act"), as a dealer, and as a member in good standing of the National Association of Securities Dealers, Inc., and is duly registered as a broker-dealer in such states as the Placement Agent is required to be registered in order to complete the Offering contemplated by this Agreement and the Memorandum.

            (b) NO GENERAL SOLICITATION OR ADVERTISING. The Placement Agent has
                --------------------------------------
         not and will not offer to sell the Shares by means of general solicitation or general advertising.

            (c) FURNISH MEMORANDA. A reasonable time prior to each applicable
                -----------------
         Closing Date, the Placement Agent will furnish to each offeree of the Shares a copy of the Memorandum, each supplement or amendment thereto, the Subscription Agreement, Investor Questionnaire and other ancillary documents (the "Subscription Documents"). Notwithstanding the foregoing, the delivery of the Memorandum shall not constitute an offer to sell the Shares to any person. Such sale my be made only upon acceptance by the Company of an offeree's subscription, after a determination that the offeree satisfied all of the applicable requirements.

            (d) REG D COMPLIANCE. The Placement Agent will use its reasonable
                ----------------
         best efforts to determine whether an offeree is qualified and the Placement Agent will comply in all respects with Reg D and corresponding state statutes and regulations regarding qualifications of prospective and actual investors.

            (e) BLUE SKY COMPLIANCE. The Placement Agent will solicit purchasers
                -------------------
         only in those jurisdictions where such solicitation could and can be made and which it is so qualified to act.

            (f) AUTHORIZATION. This Agreement has been duly authorized, executed
                -------------
         and delivered by the Placement Agent and is enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and at the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions and the contribution provisions SET forth herein may be limited by federal or state securities laws or public policy underlying such laws .

            (g) COMPLIANCE. In connection with the offer and sale of the Units,
                ----------
         the Placement Agent will comply with all applicable requirements of the 1933 Act, the 1934 Act, and the rules and regulations of the SEC promulgated thereunder, including Reg D, and the Rules of Fair Practice of the National Association of Securities Dealers.

            (h) CONFLICTS. In connection with the offer and sale of the Units,
                ---------
         the Placement Agent will not take or omit to take any action in conflict with the applicable requirements of the 1933 Act or Reg D, or applicable state securities or Blue Sky laws, or which would make the exemptions provided by the Act, Reg D, or exemptions pursuant to applicable state securities or Blue Sky laws unavailable with respect to the Offering and sale of the Units.

8.   (a) CONDITIONS TO PLACEMENT AGENT'S OBLIGATIONS. The obligations of the
         -------------------------------------------
Placement Agent hereunder will be subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of each of the Closing Dates, to the performance by the Company of its obligations hereunder and to the following additional conditions:

               (i) DUE QUALIFICATION OR EXEMPTION. (A) The Offering will become
                   ------------------------------
            qualified or be exempt from qualification under the securities laws of the several states pursuant to paragraph 6(b) above not later than the Initial Closing Date, and (B) at each of the Closing Dates, no stop order suspending the sale of the Shares shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

               (ii) NO MATERIAL MISSTATEMENTS; SATISFACTORY MEMORANDUM. (A) The
                    --------------------------------------------------
            Placement Agent will not have notified the Company that the Blue Sky qualification materials or the Memorandum, or any amendment supplement thereto, contains an untrue statement of a fact which in its opinion is material, or omits to state a fact, which in its opinion is material and is required to be stated therein, or is necessary to make the statement therein not misleading, and (B) The Placement Agent will not have notified the Company that the Memorandum is not reasonably satisfactory in form and in substance to the Placement Agent and its legal and accounting advisors;

               (iii) COMPLIANCE WITH AGREEMENTS. The Company will have complied
                     --------------------------
            with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each Closing Date;

               (iv) CORPORATE ACTION. The Company will have taken all necessary
                    ----------------
            corporate, action, including, without limitation, obtaining the approval of the Company's board of directors for the execution and delivery of this Agreement, and the performance by the Company of its obligations hereunder and thereunder and the commencement of the offering contemplated hereby;

               (v) OPINION OF COUNSEL. On the Closing Date, the Placement Agent
                   ------------------
            will have received from the Company's counsel, ("Company Counsel"), a signed opinion, reasonably satisfactory to Placement Agent's counsel in substantially the form attached hereto as Exhibit A. In rendering its opinion, Company Counsel may rely upon (1) opinions of counsel reasonably acceptable to Placement Agent's counsel with respect to matters relating to the laws of any jurisdiction other than Florida, Delaware and federal law, (2) the certificates of government officials and officers of the Company as to matters of fact (3) the genuineness of all signatures, and (4) the authenticity and completeness of the books and records of the Company and such other qualifications and conditions consistent with the Company's Counsel's opinion practices, provided that Company Counsel shall state that they have no reason to believe, and do not believe, that they are not justified in relying upon any of the foregoing. It is agreed and understood that the Placement Agent's requirements for the opinion of Company counsel, and Company's Counsel's ability to render such opinion, may be modified as a result of due diligence investigations in connection with the Offering. Notwithstanding the foregoing, it is further agreed and understood that a condition precedent to the Placement Agent's obligations hereunder shall be receipt by the Placement Agent of a satisfactory opinion of Company Counsel. Nothing herein shall be construed as a waiver of the Placement Agent's right to require further or additional opinions in connection with a public offering of the Company's securities.

            (b) CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the
                ---------------------------------------
         Company hereunder will be subject to the accuracy of the representations, warranties and covenants of the Placement Agent contained herein as of the date hereof and as of each of die Closing Dates, to the performance by the Placement Agent of its obligations hereunder and to the following additional conditions:

               (i) ABSENCE OF CERTAIN EVENTS. Not stop order or other judicial
                   -------------------------
            or administrative action suspending the sale of the Shares win have been issued, and no proceeding for that purpose will have been initiated or threatened; and

               (ii) NO MATERIAL MISSTATEMENTS. The Company will not have
                    -------------------------
            notified the Placement Agent that the Blue Sky qualification material, or the Memorandum, or any amendment or supplement thereto, contains an untrue statement of fact, which in its opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading, in each case only with respect to information Contained therein concerning the Placement Agent.

         9. INDEMNIFICATION BY THE COMPANY.
            -------------------------------

               (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to
                   ------------------------------
            indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claim , damages or liabilities, joint or several to which the Placement Agent or such controlling person may become subject, under the Act or otherwise, to the extent and only to the extent such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Memorandum, or (B) in any Blue Sky Application (as hereinafter defined) or other document executed by the Company specifically for that purpose or based upon false or misleading written information furnished by the Company filed in any state or other jurisdiction in order to qualify the Shares under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in the Memorandum or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or the omission or alleged omission to stated therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse the Placement Agent and each such controlling person for any legal or other expenses reasonably incurred by the Placement Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent or Blue Sky counsel specifically for use in the preparation of the Memorandum or any such Blue Sky Application.

               (b) INDEMNIFICATION BY THE PLACEMENT AGENT. The Placement Agent
                   --------------------------------------
            agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of the Act and the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject, under the Act or otherwise to the extent such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Memorandum, or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Memorandum or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Memorandum, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; in each case to the extent but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent or Blue Sky counsel specifically for use in the preparation of the Memorandum or any such Blue Sky Application.

               (c) PROCEDURE. Promptly after receipt by an indemnified party
                   ---------
            under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify in writing the indemnifying party of commencement thereof; and the omission so to notify the indemnifying party will relieve it from any liability under this Section 9 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying Party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without consent of such indemnifying party.

               (d) CONTRIBUTION. If the indemnification provided for in this
                   ------------
            Section 9 is unavailable to any indemnified party in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses (i) in such is appropriate to reflect the relative benefits received by the Company on the one hand, and the Placement Agent on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and of the Placement Agent on the other hand. in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Placement Agent on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (net of sales commissions and non-accountable expense allowance, but before deducting expenses) received by the Company relative to the commission and non-accountable expense allowance received by the Placement Agent. The relative fault of the Company on the one hand, and the Placement Agent on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of a matter fact or the omission to state a material fact relates to information supplied by the Company or the Placement Agent, and its relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount payable by a party as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include, subject to the limitations set forth in Section 9(c) below. any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

               (e) EQUITABLE CONSIDERATIONS. The Company and the Placement Agent
                   ------------------------
            agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person committing fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution or indemnification from any person not committing such fraudulent misrepresentation.

          10. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All
              --------------------------------------------------
representations. warranties and agreements of the Company and of the Placement Agent herein will survive the delivery and execution hereof and the Closings hereunder for a period of two (2) years from the Final Closing Date, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any person who controls the Placement Agent within the meaning of the Act, or by the Company or any person who controls the Company within the meaning of the Act, and will survive delivery of the securities constituting the Shares and the Placement Agent Warrants hereunder and any termination of this Agreement.

          11. TERMINATION. Either the Placement Agent or the Company will have
              -----------
the right to terminate this Agreement by giving written notice as herein specified, at any time, at or prior to the initial Closing Date:

               (a) If either the Company or the Placement Agent shall have failed, refused, or been unable at or prior to the date of termination of this Agreement, to perform any of its respective obligations hereunder;

               (b) If any other condition of the Company's or Placement Agent's obligations hereunder is not fulfilled; or

               (c) If there has occurred an event materially or adversely affecting the value of the Company.

            If the Placement Agent or the Company elects to terminate this Agreement pursuant to subsection 12(a), (b) or (e) hereof, notice will be provided to the non-terminating party promptly by telephone, telecopier or telegram, and such notification will be confirmed by written notice as provided for in Section 13 below.

          12. NOTICES. Any notice hereunder shall be In writing and shall be
              -------
effective when delivered, or mailed by certified or registered mail, postage prepaid, return receipt requested to the appropriate party or parties, at the following addresses: if to the Placement Agent, to Noesis Capital Corp., 1801 Clint Moore Road, Suite 100, Boca Raton, Florida 33487, Attention: Mr. Nico B.M. Letschert; if to the Company, PSI Industries, Inc., 1160-B South Rogers Circle, Boca Raton, Florida 33487, Attention: Dominick Seminara, CEO.

          13. PARTIES. This Agreement will inure to the benefit of and be
              -------
binding upon the Placement Agent, the Company and their respective successors and assigns. This Agreement is intended to be, and is for the sole and exclusive benefit of the parties hereto and the persons described in Sections 9(a) and 9(b) hereof, and their respective successors and assigns, and for the benefit of no other person, and no other person will have any legal or equitable right, remedy or claim under, or in respect of this Agreement and the parties hereto may not assign their rights or obligations hereunder. No purchaser of the Shares will be construed as successor assign merely by reason of such purchase.

          14. AMENDMENT AND/OR MODIFICATION. Neither this Agreement, nor any
              -----------------------------
term of provision hereof, may be changed, waived, discharged, amended, modified or terminated orally, or in any manner other than by an instrument in writing signed by each of the parties hereto.

          15. FURTHER ASSURANCES. Each party to this Agreement will perform any
              ------------------
and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

          16. VALIDITY. In case any term of this Agreement will be held invalid,
              --------
illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

         17. WAIVER OF BREACH. The failure of any party hereto to insist upon
             ----------------
strict performance of any of the covenants and agreement herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

          18. ENTIRE AGREEMENT. This Agreement contains the entire agreement and
              ----------------
understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein. Any and all prior discussions, negotiations, commitments and understanding relating thereto are superseded hereby. There are no conditions precedent to the effectiveness of this Agreement other than as stated herein, and there arc no related collateral agreements existing between the parties that are not referred to herein.

          19. COUNTERPARTS. This Agreement may be executed in counterparts and
              ------------
each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

          20. LAW. This Agreement will be deemed to have been made and delivered
              ---
in Palm Beach County, Florida and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Florida. The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this letter will be instituted exclusively in the appropriate state court in the State of Florida, Palm Beach County, or in the United States District Court for the Southern District of Florida; (b) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the state courts of the State of Florida, County of Palm Beach or in the United States District Court for the Southern District of Florida and agrees that service of process upon the Company mailed by certified mail to the Company's address will be deemed in every respect effective service or process upon the Company, in any suit, action or proceeding.

          If the foregoing correctly sets forth our understanding, please so indication in the space provided below for that purpose, whereupon this letter will constitute a binding agreement between us.

                                       PSI INDUSTRIES, INC.



                                       By:  /S/  DOMINICK SEMINARA
                                            ------------------------
                                            Dominick Seminara, CEO


         CONFIRMED and ACCEPTED, as of this 3 day of July, 1997, by the undersigned authorized representative.


                                              NOESIS CAPITAL CORP.



                                              By:  /S/  NICO B.M. LETSCHERT
                                                   ----------------------------
                                                   Nico B.M. Letschert, CEO